UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 29, 2004

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2099
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

[  ] Written communications pursuant toRule 425 under the Securites Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-12(b))

[  ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

1. Preferred Stock Amendment and Warrant Issuance Agreement

        On November 29, 2004, Franklin Covey Co. (the “Company”) entered into a Preferred Stock Amendment and Warrant Issuance Agreement (the “Amendment Agreement”) with Knowledge Capital Investment Group (“Knowledge Capital”). Knowledge Capital is the Company’s largest shareholder in terms of voting power, and holds 94.8 percent of the outstanding shares of Series A Preferred Stock. Under the terms of the Amendment Agreement, the Company and Knowledge Capital agreed, subject to the satisfaction or waiver of certain conditions, including receiving all required shareholder approvals, to recapitalize the outstanding shares of Series A Preferred Stock by bifurcating the Series A Preferred Stock into two separate securities: (1) new Series A Preferred Stock that, among other things, is no longer convertible into shares of Common Stock and (2) new eight-year warrants, each in the form attached as Exhibit C to the Amendment Agreement (the “Warrants”), to purchase shares of Common Stock at $8.00 per share (collectively, the “Recapitalization”).

        At the closing of the Recapitalization as contemplated in the Amendment Agreement, the Company will (i) amend and restate its articles of incorporation in the form attached as Exhibit B to the Amendment Agreement to eliminate the convertibility of the Series A Preferred Stock into Common Stock and to otherwise amend the designations, voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock and the Series B Preferred Stock, of which no shares are currently outstanding, and to make other miscellaneous changes to the articles of incorporation (the “Articles Amendment”) and (ii) issue to Knowledge Capital and all other holders of Series A Preferred Stock as of the closing date Warrants to purchase shares of Common Stock.

        Additionally, at the closing of the Recapitalization, the Company will enter into an Amended and Restated Shareholders Agreement with Knowledge Capital (in the form attached to the Amendment Agreement as Exhibit E) (the “Shareholders Agreement”) and an Amended and Restated Registration Rights Agreement (in the form attached to the Amendment Agreement as Exhibit F) (the “Registration Rights Agreement”). Under to the Shareholders Agreement, in combination with the modifications of the terms of the Series A Preferred Stock in the Articles Amendment, the Company’s ability to repurchase its outstanding Common Stock will be expanded as well as its ability to repurchase outstanding shares of Series A Preferred Stock. The Registration Rights Agreement will grant to Knowledge Capital certain resale registration rights related to the shares of Common Stock and Series A Preferred Stock it holds as well as the shares of Common Stock it may receive pursuant to the exercise of the Warrant issuable to it at the closing of the Recapitalization.

        The Amendment Agreement includes typical representations and warranties from both the Company and Knowledge Capital as well as various pre-closing and post-closing covenants by both parties. The closing of the Recapitalization and making effective the Articles Amendment are subject to customary conditions including, without limitation, the approval of the Common shareholders of the Company voting together with the holders of Series A Preferred Stock, voting together as a single class, the approval of the Common shareholders voting as a single class excluding the holders of Series A Preferred Stock and the approval of two-thirds of the votes entitled to be cast by the holders of Series A Preferred Stock voting as a single class. Knowledge Capital has agreed, pursuant to the Voting Agreement (defined below) to vote those shares in favor of the Recapitalization and the Restated Articles. A Special Committee of independent members of the Board of Directors has approved the Recapitalization, the Amendment Agreement and the Articles Amendment, and, upon the recommendation of the Special Committee, the Board of Directors of the Company approved the Recapitalization and the Articles Amendment. On November 29, 2004, the Company issued a press release (the “Press Release”) announcing the planned Recapitalization, among other things.

         Upon the completion of the Recapitalization, the holders of Series A Preferred Stock would retain substantially the same voting rights with the holders of Common Stock they currently have, but each share of Series A Preferred Stock would, upon transfer to any transferee other than a limited group of permitted transferees, convert automatically into one share of Series B Preferred Stock that would be substantively identical to the Series A Preferred Stock except that it would not have Common Stock voting rights. As provided in the Articles Amendment, the Common Stock voting rights of the holders of Series A Preferred Stock would be reduced if the Warrants issued in the Recapitalization are exercised or if they are transferred or sold to another person so that the aggregate voting rights attributable to the outstanding shares of Series A Preferred Stock and the shares of Common Stock issued or issuable upon exercise of the Warrants remains constant.

        The foregoing summary of the Amendment Agreement is subject to, and qualified in its entirety by, the Amendment Agreement attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.3 hereto and is incorporated herein by reference.

2. Voting Agreement

        On November 29, 2004, the Company entered into a Voting Agreement (the “Voting Agreement”) between the Company and Knowledge Capital pursuant to which Knowledge Capital agreed to vote (i) in favor of the adoption of the Amendment Agreement, and in favor of the other transactions contemplated by the Amendment Agreement, including, without limitation, the issuance of the Warrants, (ii) against any action that could reasonably be expected to delay or compromise approval of the Recapitalization, (iii) against any action or agreement that could reasonably be expected to result in any of the conditions to the Company’s obligations under the Amendment Agreement not being fulfilled, (iv) in favor of adoption by the Company of the Articles Amendment, and (v) in favor of any other matter reasonably relating to the consummation of the transactions contemplated in the Amendment Agreement.

        The foregoing summary of the Voting Agreement is subject to, and qualified in its entirety by, the Voting Agreement attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Preferred Stock Amendment and Warrant Issuance Agreement, dated as of November 29, 2004, between the Company and Knowledge Capital Investment Group.

99.2	Voting Agreement, dated as of November 29, 2004, between the Company and Knowledge Capital Investment Group.

99.3	Press Release of the Company dated November 29, 2004, announcing the Recapitalization, among other things.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date: December 2, 2004

/s/ VAL J. CHRISTENSEN
Val J. Christensen Executive VP & General Counsel

EXHIBIT INDEX

99.1	Preferred Stock Amendment and Warrant Issuance Agreement, dated as of November 29, 2004, between the Company and Knowledge Capital Investment Group.

99.2	Voting Agreement, dated as of November 29, 2004, between the Company and Knowledge Capital Investment Group.

99.3	Press Release of the Company dated November 29, 2004, announcing the Recapitalization, among other things.